UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
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FORM 8-K
_______________________________________________________
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 16, 2023
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DUTCH BROS INC.
(Exact name of registrant as specified in its charter)
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Delaware		001-40798	87-1041305
(State or other jurisdiction of incorporation)		(Commission File Number)	(IRS Employer Identification No.)
110 SW 4th Street			97526
Grants Pass,	Oregon
(Address of principal executive offices)			(Zip Code)
(541) 955-4700
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of Exchange on which Registered
Class A Common Stock, par value $0.00001 per share	BROS	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07    Submission of Matters to a Vote of Security Holders.
On May 16, 2023, Dutch Bros Inc. (the Company) held its 2023 annual stockholders’ meeting (the Annual Meeting). At the Annual Meeting, a total of 149,133,185 shares of all classes of the Company’s common stock, together representing a total of 838,361,107 votes, or approximately 98.3% of the voting power of all classes of the Company’s common stock on March 21, 2023 and entitled to vote at the Annual Meeting, were present remotely or by proxy and voted on the following proposals, each of which is described in more detail in the Company’s definitive proxy statement for the Annual Meeting filed with the Securities and Exchange Commission on April 3, 2023:
Proposal One - Election of Directors. The following nominees were elected as directors, each to serve until the 2024 annual meeting of stockholders and until his or her successor is duly elected and qualified, or, if sooner, until the director’s death, resignation or removal.
•Directors elected by the holders of the Company’s Class A common stock, Class B common stock, Class C common stock, and Class D common stock, voting together as a single class:

Nominee	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Travis Boersma	811,992,389	96.9%	7,135,983	0.9%	47,676	19,185,059
Shelley Broader	811,894,327	96.8%	7,232,103	0.9%	49,618	19,185,059
Thomas Davis	811,559,560	96.8%	7,554,835	0.9%	61,653	19,185,059
Kathryn George	811,976,620	96.9%	7,149,479	0.9%	49,949	19,185,059
Stephen Gillett	812,081,225	96.9%	7,037,624	0.8%	57,199	19,185,059
Jonathan Ricci	812,413,198	96.9%	6,710,465	0.8%	52,385	19,185,059
Ann M. Miller	818,499,134	97.6%	627,287	0.1%	49,627	19,185,059

•Directors elected by the holders of the Company’s Class C common stock, voting as a separate class:

Nominee	Votes For	% For	Votes Against	% Against	Abstentions	Broker Non-Votes
Blythe Jack	123,169,287	100.0%	—	—%	—	—
Charles Esserman	123,169,287	100.0%	—	—%	—	—
Proposal Two - Ratification of the Appointment of Independent Registered Public Accounting Firm. The appointment of KPMG LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2023 was ratified. The voting results were as follows:

Votes For	% For	Votes Against	% Against	Abstentions
838,017,336	100.0%	247,037	—%	96,734
Proposal Three - Selection of Preferred Frequency of Stockholder Advisory Votes. A preferred frequency of one year was selected, on a non-binding, advisory basis, for future stockholder advisory votes regarding the compensation of our named executive officers. The voting results were as follows:

One Year	% One Year	Two Years	% Two Years	Three Years	% Three Years	Abstentions	Broker Non-Votes
818,651,103	97.6%	248,659	—%	206,034	—%	70,252	19,185,059
In light of this result, on May 16, 2023, following the Annual Meeting, the Company’s Board of Directors adopted a resolution approving a frequency of one year for stockholder advisory votes regarding compensation of the Company’s named executive officers, beginning at the Company’s 2024 annual stockholders’ meeting and continuing until the next stockholder vote regarding preferred frequency of stockholder advisory votes regarding compensation of the Company’s named executive officers, or until the Board determines another frequency to be necessary or appropriate.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUTCH BROS INC.
(Registrant)

Date:	May 19, 2023	By:	/s/ Victoria Tullett
Victoria Tullett
Chief Legal Officer and Corporate Secretary